EXHIBIT 99.1

For Immediate Release

Contacts:
Peerless Systems Corporation:	Investor Contact:
William R. Neil	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044
Peerless Systems Announces Third Quarter Results For Fiscal 2006
Selected Third Quarter and Recent Highlights:
•	Strong performance fuels 93% top-line growth versus Q3 last year

•	Top- and bottom-line results exceed management forecasts

•	Cash and short-term investments increase to $10.8 million, or $0.57 per diluted share
EL SEGUNDO, Calif., December 1, 2005 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today reported financial results for its fiscal 2006 third quarter and nine-month period ended October 31, 2005.
Third Quarter Results
Third quarter revenue was $9.6 million, up 93% from $5.0 million reported in last year’s third quarter, and down slightly versus $9.7 million reported in this year’s second quarter. Product licensing revenue was $5.9 million, up from $4.6 million in the third quarter last year and the $5.6 million reported in the most recent quarter. Engineering services and maintenance revenue was $3.2 million versus $0.4 million reported in last year’s comparable quarter and $2.8 million reported in the most recent quarter. The sharp quarter-over-quarter increase in engineering services revenue resulted primarily from the $2.0 million received for quarterly development services performed for Kyocera-Mita under a binding Memorandum of Understanding (MOU). Peerless again received the full $0.25 million in quarterly performance incentives addressed in the MOU. Hardware revenue was $0.6 million versus $0.1 million in the third quarter last year and $1.3 million in this year’s second quarter.
Peerless signed three license agreements with a combined value of $4.1 million in the third quarter, all of which were recognized as revenue during the third quarter. Licensing backlog at October 31, 2005, was $0.8 million, which will be recognized over the next three quarters. Contract backlog for engineering services was $0.3 million, but does not include the additional amounts expected under the Kyocera-Mita binding MOU.
Gross margin in the third quarter was 51.5% compared with 57.6% in last year’s third quarter and 48.9% in this year’s second quarter. Research and development expenses declined to $1.5 million, or 15.4% of revenue, versus $2.6 million, or 52.5% of revenue, in the comparable period last year when Peerless was completing the development and testing of its high-performance color technologies and channel product. Gross margin performance and R&D expenses both declined from the comparable year-ago period as a result of the transition of in-house engineering efforts to customer development efforts.

Sales and marketing expenses were $0.8 million, or 8.4% of revenue, compared with $0.7 million, or 13.2% of revenue, in the third quarter last year, and $0.8 million, or 8.7% of revenue, in the second quarter. General and administrative expenses were $1.6 million, or 16.8% of revenue, versus $0.9 million, or 18.5% of revenue, in the comparable year-ago period and $1.5 million, or 15.1% of revenue, in the second quarter. The increase in year-over-year general and administrative expenses was the result of increased professional fees associated with Sarbanes-Oxley compliance efforts and the enhancement of internal control processes.
Third quarter net income was $1.0 million, or $0.06 per diluted share, a positive swing of $2.3 million when compared with a net loss of $1.3 million, or $0.08 per diluted share, in the third quarter last year. Net income in this year’s second quarter was $1.1 million, or $0.06 per diluted share.
Days sales outstanding for receivables and unbilled at October 31, 2005, were 48 versus 32 at the end of the second quarter and 32 at January 31, 2005. The Company reported total assets of $17.9 million, including cash and short-term investments of $10.8 million, or $0.57 per diluted share. Stockholders’ equity at the end of the quarter was $9.9 million, or $0.53 per diluted share.
Management Commentary
“The strong quarter-over-quarter growth achieved in each revenue category during the third fiscal period is indicative of the improved activity of our business,” said Howard Nellor, president and chief executive officer. “We are particularly encouraged by our block and unit-level licensing performance, which we believe reflects the growing demand within the office workgroup market for the new class of digital imaging products. Customers continue to utilize our core imaging platform to enable and enhance a broad spectrum of printers and multi-function products.”
Nellor added, “It is encouraging that the performance of our core monochrome offering has remained strong while we have worked to introduce a new suite of high-performance color technologies. We are incorporating this platform into a line of products slated for introduction by Kyocera-Mita, and we are pleased with the ongoing progress being made under this development program.”
Nellor said the Company is pursuing a strategy that would combine Peerless’ new imaging technologies with third-party co-processors onto a single chip. This strategy would enable the penetration of high-volume, mid- and lower-end printing markets. This integration of imaging and co-processor technologies on a single ASIC chip is commonly referred to as System on a Chip (“SoC”). The benefits of SoC technology include lower production costs, increased functionality and the simplified integration of features and functions into printing systems.
Nellor also said that Peerless has been aggressively pursuing two separate design-win opportunities. “The most significant of these is moving forward and we are working very hard to finalize it by the end of our fiscal year in January. The second opportunity was with an OEM that recently cancelled the project due to difficulties with a third-party equipment provider. We were informed that our proposal met the OEM’s needs, and we would expect to conclude a design win with this manufacturer at the next available opportunity. Peerless enjoys a strong relationship with this OEM and we are hopeful we will ultimately initiate a formal development contract to insert our suite of color technologies into its product lines.”

Nine-Month Results
For the nine months ended October 31, 2005, total revenue advanced 79% to $26.5 million from $14.8 million in the comparable period a year ago. Gross margin for the nine-month period was 51.3% versus 57.8% in the comparable period last year. Net income increased to $2.6 million, or $0.14 per diluted share, versus a net loss of $6.9 million, or $0.35 per diluted share, in the comparable period last year.
Guidance
Management anticipates fourth quarter revenue of between $9.8 million and $10.2 million. These results are dependent upon the receipt of four block license agreements collectively valued at $5.2 million, one of which totals $4.0 million, as well as the $2.0 million quarterly payment from Kyocera-Mita, and services revenue of $0.4 million associated with initial design-win development work. Fourth quarter net income is expected to be in a range of $1.8 million to $2.0 million, assuming the receipt of the revenue referenced above.
Based on the above anticipated fourth quarter revenue, full-year revenue is expected to be between $36.3 million and $36.7 million. Management previously forecasted that revenue would exceed $34 million. Subject to the revenue assumptions described above, net income for the fiscal year is expected to exceed $4.4 million and cash and investments at year-end are expected to exceed $12 million.
The guidance and other forecasts addressed above assume that Peerless and Kyocera-Mita will enter into definitive agreements that have comparable terms to those contained in the binding MOU, or the parties will continue to operate under the binding MOU. Additionally, guidance assumes Peerless will commence initial development work on a design win currently anticipated during the fourth quarter.
Peerless Systems Conference Call
Management will hold a conference call to discuss fiscal third quarter results today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Investors are invited to listen to the call live via the Internet at www.peerless.com, or by dialing into the teleconference at 800-561-2731 (617-614-3528 for international callers) and entering the passcode 77506217. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and an audio replay will be available through December 8, 2005, by calling 888-286-8010 (617-801-6888 for international callers) and entering the passcode 39948642.
About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
This press release may contain forward-looking statements regarding future events and our future performance that involve risks and uncertainties that could cause actual results to differ materially. In particular, statements regarding the outlook for our future business, financial performance and growth, profitability, product availability, potential applications and successes and the impact on future performance of organizational and operational changes all constitute forward-looking statements. Forward-looking statements also include but are not limited to statements that relate to our ability to sell a new generation of printing technologies to manufacturers of advanced office workgroup products, our research and development capabilities, our ability to recognize revenue from new OEM product lines of high-performance color technology, our ability to maintain and build relationships with our current and future customer base, including Konica Minolta, Novell, Seiko Epson and Kyocera Mita, any statements that relate to the intent, belief, plans or expectations of Peerless or its management or any statement that is not a historical fact.
Risks that could cause actual results to differ include the possibility that our existing and products under development may not prove effective, the impact of Microsoft’s “Longhorn” operating system, the timing of licensing revenues and the reduced demand for our existing monochrome technologies, our inability to achieve our expected level of sales for our Peerless Sierra Technologies, our Everest controller or our other products, an adverse change in our relationship with Adobe Systems Incorporated or Novell Inc., the possibility that past results may not be indicative of future results, the possibility that price and other competitive pressures may make the marketing and sale of our products not commercially feasible and other risks that are described in further detail in our reports filed with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2005 in the section called “Certain Factors And Trends Affecting Peerless And Its Business” at pages 16 through 25, inclusive, filed on May 2, 2005, and our most recent Quarterly Report on Form 10-Q for the quarter ended July 31, 2005 in the section called “Certain Factors and Trends Affecting Peerless and Its Business” at pages 20 through 29, inclusive, filed on September 14, 2005.
Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.
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- Financial tables follow -

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,
	2005		2004
Revenues:
Product licensing	$5,854	60.7%	$4,574	91.5%
Engineering services and maintenance	3,194	33.1%	352	7.0%
Hardware sales	598	6.2%	75	1.5%

Total revenues	9,646	100.0%	5,001	100.0%

Cost of revenues:
Product licensing	2,179	22.6%	1,488	29.7%
Engineering services and maintenance	1,929	20.0%	593	11.9%
Hardware sales	566	5.9%	39	0.8%

Total cost of revenues	4,674	48.5%	2,120	42.4%

Gross margin	4,972	51.5%	2,881	57.6%

Operating expenses:
Research and development	1,487	15.4%	2,628	52.5%
Sales and marketing	809	8.4%	660	13.2%
General and administrative	1,623	16.8%	923	18.5%

Total operating expenses	3,919	40.6%	4,211	84.2%

Income (loss) from operations	1,053	10.9%	(1,330)	-26.6%
Other income (expense)	(1)	0.0%	15	0.3%

Income (loss) before income taxes	1,052	10.9%	(1,315)	-26.3%
Provision for income taxes	7	0.1%	31	0.6%

Net income (loss)	$1,045	10.8%	$(1,346)	-26.9%

Basic earnings (loss) per share	$0.06		$(0.08)

Diluted earnings (loss) per share	$0.06		$(0.08)

Weighted average common shares outstanding — basic	16,585		15,941

Weighted average common shares outstanding — diluted	18,795		15,941

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	October 31,
	2005		2004
Revenues:
Product licensing	$14,332	54.0%	$11,373	76.9%
Engineering services and maintenance	9,207	34.7%	1,831	12.4%
Hardware sales	2,980	11.3%	1,593	10.7%

Total revenues	26,519	100.0%	14,797	100.0%

Cost of revenues:
Product licensing	4,778	18.0%	3,126	21.1%
Engineering services and maintenance	5,844	22.1%	2,468	16.7%
Hardware sales	2,282	8.6%	648	4.4%

Total cost of revenues	12,904	48.7%	6,242	42.2%

Gross margin	13,615	51.3%	8,555	57.8%

Operating expenses:
Research and development	4,052	15.3%	9,031	61.0%
Sales and marketing	2,592	9.8%	2,908	19.7%
General and administrative	4,356	16.4%	3,424	23.1%

Total operating expenses	11,000	41.5%	15,363	103.8%

Income (loss) from operations	2,615	9.8%	(6,808)	-46.0%
Other income (expense)	(28)	-0.1%	33	0.2%

Income (loss) before income taxes	2,587	9.7%	(6,775)	-45.8%
Provision for income taxes	28	0.1%	150	1.0%

Net income (loss)	$2,559	9.6%	$(6,925)	-46.8%

Basic earnings (loss) per share	$0.16		$(0.35)

Diluted earnings (loss) per share	$0.14		$(0.35)

Weighted average common shares outstanding — basic	16,405		15,532

Weighted average common shares outstanding — diluted	18,157		15,532

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	October 31,	January 31,
	2005	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,387	$5,099
Short-term investments	370	1,397
Trade accounts receivable, net	2,943	2,037
Unbilled receivables	2,152	952
Inventory	28	688
Prepaid expenses and other current assets	752	397

Total current assets	16,632	10,570
Property and equipment, net	1,019	1,382
Other assets	218	695

Total assets	$17,869	$12,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$450	$870
Accrued wages	957	410
Accrued compensated absences	848	754
Accrued product licensing costs	3,530	2,364
Other current liabilities	1,238	470
Deferred revenue	606	897

Total current liabilities	7,629	5,765
Other liabilities	334	418

Total liabilities	7,963	6,183

Stockholders’ equity:
Common stock	16	16
Additional paid-in capital	50,657	49,761
Accumulated deficit	(40,680)	(43,239)
Accumulated other comprehensive income	26	39
Treasury stock	(113)	(113)

Total stockholders’ equity	9,906	6,464

Total liabilities and stockholders’ equity	$17,869	$12,647